Exhibit 5

February 26, 2021

Ameriprise Financial, Inc.

1099 Ameriprise Financial Center

Minneapolis, Minnesota 55474

Re:                    Registration Statement on Form S-3

Dear Ladies and Gentlemen:

I am Senior Vice President – Corporate Secretary & Securities and Corporate Law of Ameriprise Financial, Inc., a Delaware corporation (the “Registrant”), and I have represented the Registrant in connection with the Registration Statement on Form S-3 of which this letter constitutes Exhibit 5 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus, the following securities of the Registrant (collectively, the “Securities”):

i.                        senior debt securities (the “Senior Debt Securities”);

ii.                       subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

iii.                      preferred stock, par value $.01 per share (the “Preferred Stock”);

iv.                      depositary shares evidencing fractional interests in shares of Preferred Stock or another Security (the “Depositary Shares”);

v.                       common stock, par value $.01 per share (the “Common Stock”);

vi.                      warrants to purchase Debt Securities, shares of Preferred Stock, Common Stock, Depositary Shares or securities of third parties or other rights (the “Warrants”);

vii.                     purchase contracts for the purchase and sale of Debt Securities, shares of Preferred Stock, Common Stock or Depositary Shares, securities of third parties, currencies or commodities (the “Purchase Contracts”); and

viii.                    units comprised of one or more of our Securities (the “Units”).

The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to Rule 415 under the Act.

Certain terms of the Securities to be issued by the Registrant from time to time will be approved by the Board of Directors of the Registrant or a committee thereof or certain authorized officers of the Registrant as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with an issuance of the Securities. I or members of my staff have examined or are otherwise familiar with the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) of the Registrant, the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records and instruments as I or members of my staff have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

1.                       with respect to the Senior Debt Securities to be issued under the Indenture dated as of May 5, 2006 (the “Senior Debt Indenture”) between the Registrant and U.S. Bank National Association, as trustee (the “Trustee”), (i) when the final terms thereof have been duly established and approved and the Senior Debt Securities have been duly executed and delivered by the Registrant, in each case pursuant to the authority granted in the Corporate Proceedings, and (ii) when the Senior Debt Securities have been authenticated by the Trustee and issued in accordance with the terms of the Senior Debt Indenture, the Senior Debt Securities will constitute valid and legally binding obligations of the Registrant entitled to the benefits of the Senior Debt Indenture, and the Senior Debt Indenture is a valid and binding obligation of the Registrant;

2.                       with respect to the Subordinated Debt Securities to be issued under the Subordinated Debt Indenture dated as of May 5, 2006 (the “Senior Subordinated Debt Indenture”) between the Registrant and the Trustee, (i) when the final terms thereof have been duly established and approved and the Subordinated Debt Securities have been duly executed and delivered by the Registrant, in each case pursuant to the authority granted in the Corporate Proceedings, and (ii) when the Subordinated Debt Securities have been authenticated by the Trustee and issued in accordance with the terms of the Senior Subordinated Debt Indenture, the Subordinated Debt Securities will constitute valid and legally binding obligations of the Registrant entitled to the benefits of the Senior Subordinated Debt Indenture, and the Senior Subordinated Debt Indenture is a valid and binding obligation of the Registrant;

3.                       with respect to the Preferred Stock to be issued under the Certificate of Incorporation and a certificate of designations (a “Certificate of Designations”), (i) when the final terms thereof have been duly established and approved in accordance with all Corporate Proceedings and the applicable Certificate of Designations for such series of Preferred Stock has been duly authorized and executed, and filed with and recorded by the Office of the Secretary of State of Delaware, in each case pursuant to the authority granted in the Corporate Proceedings, and (ii) when certificates for the Preferred Stock are executed, issued and delivered pursuant to such Certificate of Designations, the Preferred Stock will be duly and validly authorized and issued, fully paid and nonassessable;

4.                       with respect to the Depositary Shares, (i) when the final terms thereof have been established and approved in accordance with all Corporate Proceedings, (ii) upon execution and delivery of a deposit agreement by the Registrant and a bank or trust company to be selected by the Registrant (the “Deposit Agreement”), (iii) when receipts evidencing the Depositary Shares are duly issued against the deposit of the applicable series of Preferred Stock or other Security in accordance with the Deposit Agreement, and (iv) when all actions specified in paragraph 3 above have been taken with respect to the applicable series of Preferred Stock, if applicable, the Deposit Agreement will constitute a valid and legally binding obligation of the Registrant and the depositary receipts evidencing such Depositary Shares will be valid and binding obligations of the Registrant and will entitle the holders thereof to the rights specified in the Deposit Agreement;

5.                       with respect to the Common Stock to be issued under the Certificate of Incorporation, (i) when authorized in accordance with all Corporate Proceedings, and (ii) when certificates for the Common Stock have been duly executed, registered, issued and delivered, the Common Stock will be duly and validly authorized and issued, fully paid and nonassessable;

6.                       with respect to the Warrants, (i) when the final terms thereof have been established and approved in accordance with all Corporate Proceedings, and (ii) upon authorization, execution and delivery of a warrant agreement by the Registrant and a bank or trust company to be selected by the Registrant as the warrant agent, if applicable (the “Warrant Agreement”) and the Warrants, the Warrant Agreement and the Warrants will constitute valid and legally binding obligations of the Registrant;

7.                       with respect to the Purchase Contracts, (i) when the final terms thereof have been established and approved in accordance with all Corporate Proceedings, (ii) upon authorization, execution and delivery by the Registrant and each other party thereto of the Purchase Contracts, and (iii) when the terms of any collateral or other security arrangements relating to such Purchase Contracts have been duly established and the agreement(s) relating thereto have been duly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent in accordance with such arrangements, the Purchase Contracts will constitute valid and legally binding obligations of the Registrant; and

8.                       with respect to the Units, (i) when the final terms thereof have been established and approved in accordance with all Corporate Proceedings, and (ii) upon authorization, execution and delivery of a unit agreement by the Registrant and a bank or trust company to be selected by the Registrant (the “Unit Agreement”), the Unit Agreement and the Units will constitute valid and legally binding obligations of the Registrant.

The opinions set forth above are subject to the effects of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, assignment for the benefit of creditors, reorganization, moratorium, voidable transaction, liquidation, resolution, receivership and other similar laws relating to or affecting the enforcement of creditors’ rights generally from time to time in effect, (b) general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether considered in a proceeding in equity or at law), (c) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (d) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States, and (e) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the enforcement of provisions of instruments or agreements that purport to require waiver of obligations of good faith, fair dealing, diligence and reasonableness, (iii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iv) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (v) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (vi) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs; (vii) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (viii) may require mitigation or damages, (ix) may limit the enforceability of certain waivers, including without limitation, waivers of the right to jury trial, (x) provide a time limitation after which a remedy may not be enforced (e.g., statutes of limitation), (xi) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration, and (xii) limit the waiver of rights under usury laws.

I express no opinion as to whether, or to the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

The foregoing opinions assume that (a) the Registrant will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the execution and delivery of the applicable Deposit Agreement, the applicable Warrant Agreement, the applicable Purchase Contract, the applicable Unit Agreement, the Certificate of Designations and the Securities will be by an officer or officers of the Registrant authorized by the applicable Corporate Proceedings; (c) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Registrant in accordance with applicable law; (d) the Senior Debt Indenture and the Senior Subordinated Debt Indenture have been, and any Deposit Agreement, any Warrant Agreement, any Purchase Contract and any Unit Agreement shall have been, duly authorized, executed, and delivered by all parties thereto other than the Registrant and each such party shall have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Registrant and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (e) the Registration Statement shall have become effective under the Act and will continue to be effective; (f) a supplement to the Prospectus describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission; (g) the Senior Debt Indenture and the Senior Subordinated Debt Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; (h) that, at the time of the authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law or to the Certificate of Incorporation or the Bylaws affecting the authorization, execution, delivery, validity or enforceability of such Securities or the Agreements (as defined below), none of the particular terms of such Securities or Agreements will violate, or be void or voidable under, any applicable law and neither the issuance and sale of such Securities nor the compliance by the Registrant with the terms of such Securities or the Agreements will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company; and (i) any debt or equity securities or contractual obligations of an entity unaffiliated with the Registrant that constitute a component of Units and any Unit Agreement will have been duly and validly authorized, issued, executed, authenticated, acknowledged, delivered and filed, as the case may be, and will be valid, binding and enforceable or fully paid and nonassessable, as the case may be. The Senior Debt Indenture, Senior Subordinated Debt Indenture, the applicable Deposit Agreement, the applicable Warrant Agreement, the applicable Purchase Contract and the applicable Unit Agreement are referred to collectively herein as the “Agreements.”

I have also assumed (a) the accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Registrant acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, and (c) each document submitted to me or members of my staff for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

The opinions expressed herein are limited to the specific issues addressed and to documents and laws existing on the date hereof. By rendering my opinion, I do not undertake to advise you with respect to any other matter or of any change in such documents and laws or in the interpretation thereof which may occur after the date hereof.

I am admitted to the practice of law in the State of Minnesota and do not purport to be an expert in the laws of any jurisdiction other than the State of Minnesota, the General Corporation Law of the State of Delaware and federal laws of the United States of America, and I express no opinion as to the effect of any other laws.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Validity of the Securities” in the Prospectus without admitting that I am an “expert” within the meaning of the Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Wendy Mahling
Wendy Mahling
Senior Vice President – Corporate Secretary & Securities and Corporate Law